As filed with the Securities and Exchange Commission on January 19, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	8200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 6 Hai Dian Zhong Street, 9th Floor

Haidian District

Beijing 100080, People’s Republic of China

(8610) 6260-5566

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

New Oriental Education & Technology Group Inc.

2006 Share Incentive Plan

(Full Title of the Plans)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis T. Hsieh

Chief Financial Officer

New Oriental Education & Technology Group Inc.

No. 6 Hai Dian Zhong Street, 9th Floor

Haidian District

Beijing 100080, People’s Republic of China

(8610) 6260-5566

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares, $0.01 par value per share (3)	7,099,500	$2.02	$14,340,990
Common Shares, $0.01 par value per share (3)	1,620,000	$2.38	$3,855,600
Common Shares, $0.01 par value per share (3)	9,280,500	$8.7275	$80,995,564
Totals (4)	18,000,000	—	$99,192,154	$10,614

(1)	The maximum aggregate number of Common Shares that may be issued pursuant to all Awards (including Incentive Share Options) under the 2006 Share Incentive Plan (the “Plan”) is 8,000,000 Common Shares, plus (i) an increase of 5,000,000 Shares to be added on January 1, 2007, (ii) an increase of 5,000,000 Common Shares to be added on January 1, 2008 and (iii) an annual increase to be added on the first business day of each calendar year beginning in 2009 equal to the lesser of (x) 3,000,000 Common Shares, (y) two percent (2%) of the number of Common Shares outstanding as of such date, or (z) a lesser number of Common Shares determined by the Administrator. The Shares to be issued pursuant to Awards may be authorized, but unissued Common Shares. This Registration Statement registers 18,000,000 Common Shares, equal to the aggregate number that may be issued by the end of 2008. In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.
(2)	The proposed maximum offering price per Common Share and the proposed maximum aggregate offering price for 9,280,500 Common Shares available for future awards have been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices on the New York Stock Exchange on January 17, 2007.
(3)	These Common Shares may be represented by the Registrant’s ADSs, each of which represents four Common Shares. The Registrant’s ADSs issuable upon deposit of the Common Shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-136862).
(4)	Any Common Shares covered by an award granted under the Plan (or portion of an award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Common Shares which may be issued under the Plan. Common Shares that actually have been issued under the Plan pursuant to an award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Common Shares are forfeited or repurchased by the Company at their original issue price, such Common Shares shall become available for future grant under the Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated as of their respective dates in this Registration Statement by reference and made a part hereof:

(a) Our prospectus dated September 6, 2006 filed pursuant to Rule 424(b)(4) of the Securities Act on September 7, 2006;

(b) Our Report of Foreign Private Issuer on Form 6-K dated October 17, 2006;

(c) Our Report of Foreign Private Issuer on Form 6-K dated January 16, 2007; and

(d) Our Description of Share Capital and Description of American Depositary Shares contained in our prospectus filed pursuant to Rule 424(b)(4) of the Securities Act on September 7, 2006, dated September 6, 2006, and all amendments and reports subsequently filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement, indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Reports on Form 6-K that the Registrant furnishes to the Commission will only be deemed incorporated by reference into this Registration Statement if such Report on Form 6-K so states that it is incorporated by reference herein.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the “Note” to Part I of Form S-8.

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

Pursuant to the form of indemnification agreements filed as Exhibit 10.2 to our Registration Statement on Form F-1, as amended (Registration No. 333-136825), we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which was filed as Exhibit 1.1 to our Registration Statement on Form F-1, as amended (Registration No. 333-136825), also provides for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See attached Exhibit list.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report filed on Form 20-F pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beijing, People’s Republic of China, on the 19th day of January, 2007.

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

By:	/s/ Michael Minhong Yu
Name:	Michael Minhong Yu
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Minhong Yu, Chairman and Chief Executive Officer, and Louis Hsieh, Chief Financial Officer, as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and supplements) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated as of the 19th day of January, 2007.

Signature		Title
/s/ Michael Minhong Yu		Chairman and Chief Executive Officer
Name:	Michael Minhong Yu

/s/ Louis T. Hsieh		Chief Financial Officer
Name:	Louis T. Hsieh

/s/ Xiaohong Chen		Director
Name:	Xiaohong Chen

/s/ Robin Yanhong Li		Director
Name:	Robin Yanhong Li

/s/ Denny Lee		Director
Name:	Denny Lee

/s/ Chenggang Zhou		Director
Name:	Chenggang Zhou

/s/ Donald J. Puglisi		Director
Name: Title:	Donald J. Puglisi Managing Director Puglisi & Associates	Authorized U.S. Representative

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-136825)

4.2	Form of Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as Depositary, and the holders of American Depositary Receipts (incorporated by reference to Exhibit 4.3 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-136825)

5.1*	Opinion of Conyers Dill & Pearman, counsel to the Registrant, regarding the legality of the Common Shares

23.1*	Consent of Deloitte Touche Tohmatsu, independent registered public accounting firm

23.2*	Consent of Conyers Dill & Pearman (included in opinion filed as Exhibit 5.1)

24.1*	Powers of attorney (included on signature pages)

99.1	New Oriental Education & Technology Group Inc. 2006 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-136825)

*	Filed herewith.